UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2007

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware Delaware	001-14387 001-13663	06-1522496 06-1493538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Greenwich Office Park Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On July 23, 2007, United Rentals, Inc. (the “Company”) announced that it had signed a definitive merger agreement (the “Merger Agreement”) to be acquired by affiliates of Cerberus Capital Management, L.P. (“Cerberus”), pursuant to which each share of United Rentals common stock will be converted into the right to receive $34.50 in cash (the “Merger”). On or about September 20, 2007, the Company began mailing the definitive proxy statement (the “Proxy Statement”) relating to a special meeting of stockholders of the Company, which is scheduled for October 19, 2007 at 10:00 a.m., local time, at the Stamford Marriott, Two Stamford Forum, Stamford, Connecticut.

On September 28, 2007, a complaint, Nathan Brundridge vs. Wayland R. Hicks et al., was filed in the Superior Court of the State of Connecticut, Judicial District of Stamford Norwalk (the “Brundridge action”). The lawsuit names the Company’s current directors as defendants. The complaint alleges, among other things, that the Company’s board of directors failed to disclose all the material facts that the Company’s stockholders require in order to cast an informed vote for or against the proposal to adopt the Merger Agreement. The complaint seeks, among other things, to enjoin the vote at the special meeting on the proposal to adopt the Merger Agreement and to enjoin consummation of the Merger. A copy of the complaint is attached hereto as Exhibit 99.1.

The plaintiff in the Brundridge action is also the plaintiff in one of the previously disclosed on-going shareholder derivative lawsuits against certain current and former Company officers and directors (the “Shareholder Derivative Actions”). The Shareholder Derivative Actions arose out of an SEC inquiry into the Company’s accounting practices, which was initiated in August 2004, and are more fully described in the Company’s annual and quarterly reports.

If the Merger is consummated, the Company believes that the plaintiffs in the Shareholder Derivative Actions will lack standing to continue to assert their claims. In addition, as previously disclosed in the Proxy Statement, attorneys for the parties in another putative class action complaint filed shortly following the announcement of the Merger Agreement, Donald Lefari vs. United Rentals, Inc. et al., executed a memorandum of understanding pursuant to which, if approved by the court in which the Lefari litigation is pending, such litigation will be dismissed with prejudice and thereby release claims being put forth by the plaintiff in the Brundridge action.

The defendants believe the lawsuit in the Brundridge action is without merit and intend to defend vigorously against it.

Separately, during the week of October 1, 2007, each of Institutional Shareholder Services (ISS) and Glass Lewis, two leading independent proxy advisory firms, recommended that United Rentals’ stockholders vote “FOR” the adoption of the Merger Agreement. Stockholders of record as of the close of business on September 10, 2007 will be entitled to vote at the special meeting.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
Exhibit 99.1	Class Action Complaint served by Nathan Brundridge, as Trustee of and for the Brundridge Living Trust in the Superior Court of the State of Connecticut, Judicial District of Stamford Norwalk, on September 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2007	UNITED RENTALS, INC.

	By:	/s/ Roger E. Schwed
		Name:	Roger E. Schwed
		Title:	General Counsel

UNITED RENTALS (NORTH AMERICA), INC.

	By:	/s/ Roger E. Schwed
		Name:	Roger E. Schwed
		Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	Class Action Complaint served by Nathan Brundridge, as Trustee of and for the Brundridge Living Trust in the Superior Court of the State of Connecticut, Judicial District of Stamford Norwalk, on September 28, 2007